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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

Amity Auto Plaza, Ltd.
Amity Nissan of Massapequa, Ltd.
Atlantic Auto Funding Corporation
Atlantic Auto Second Funding Corporation
Atlantic Auto Third Funding Corporation
Auto Mall Payroll Services, Inc.
Brett Morgan Chevrolet-Geo, Inc.
Central Ford Center, Inc.
Classic Auto Group, Inc.
Classic Auto Group Holdings, Inc.
Classic of Cherry Hill, Inc.
Classic Enterprises, LLC
Classic Imports, Inc.
Classic Management Company, Inc.
Classic Motor Sales, LLC
Classic Nissan of Turnersville, LLC
Covington Pike Dodge, Inc.
D. Young Chevrolet, LLC
Dan Young Chevrolet, Inc.
Dan Young Motors, LLC
DiFeo Partnership, Inc.
DiFeo Partnership, Inc. on behalf of
         County Auto Group Partnership
         Danbury Auto Partnership
         DiFeo Chrysler Plymouth Jeep Eagle Partnership
         DiFeo Hyundai Partnership
         DiFeo Leasing Partnership
         DiFeo Nissan Partnership
         DiFeo Tenafly Partnership
         Hudson Motor Partnership
         OCT Partnership
         Somerset Motors Partnership
Europa Auto Imports, Inc.
Florida Chrysler Plymouth, Inc.
Gene Reed Chevrolet, Inc.
Goodson North, LLC
Goodson Pontiac GMC, LLC
Goodson Spring Branch, LLC
H.B.L., Inc.
HT Automotive, Ltd.
HVP Motor Corporation
H.V.P.H. Motor Corporation
J&S Auto Refinishing, Ltd.
JS Imports, Inc.



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KMT/UAG, Inc.
Landers Auto Sales, Inc.
Landers Buick-Pontiac, Inc.
Landers Ford, Inc.
Landers United Auto Group No.2, Inc.
Landers United Auto Group No.6, Inc.
Landers Ford North, Inc.
Lantzsch-Andreas Enterprises, Inc.
LRP, Ltd.
Michael Chevrolet-Oldsmobile, Inc.
Motorcars Acquisition, LLC
Motorcars Acquisition II, LLC
Motorcars Acquisition III, LLC
Motorcars Acquisition IV, LLC
National City Ford, Inc.
Northlake Auto Finish, Inc.
Palm Auto Plaza, Inc.
Peachtree Nissan, Inc.
Pioneer Ford Sales, Inc.
Pioneer Ford West, LLC
PVH Motor Corporation
Reed-Lallier Chevrolet, Inc.
Relentless Pursuit Enterprises, inc.
S.H.V.P. Motor Corp.
SA Automotive, Ltd.
SAU Automotive, Ltd.
Scottsdale Management Group, Ltd.
Scottsdale Ferrari, LLC
SK Motors, Ltd.
SL Automotive, Ltd.
SM Motors, LLC
Somerset Motors, Inc.
SPA Automotive, Ltd.
Sun Motors, Ltd.
The New Graceland Dodge, Inc.
TriCity Leasing, Inc.
UAG Carolina, Inc.
UAG Cerritos, LLC
UAG Citrus Motors, LLC
UAG Citrus, Inc.
UAG CHCC, Inc.
UAG Chevrolet, Inc.
UAG Classic, Inc.
UAG Connecticut, LLC
UAG Connecticut Realty I, LLC
UAG Duluth, Inc.






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UAG East, Inc.
UAG Fairfield CA, LLC
UAG Fairfield CM, LLC
UAG Fairfield CP, LLC
UAG Fairfield CM, LLC
UAG Finance Company, Inc.
UAG Graceland II, Inc.
UAG Houston Acquisition, Ltd.
UAG Hudson, Inc.
UAG Indianapolis, LLC
UAG International Holdings, Inc.
UAG Kissimmee Motors, Inc.
UAG Lake Norman, LLC
UAG Landers Springdale, LLC
UAG Memphis II, Inc.
UAG Memphis IV, Inc.
UAG Memphis V, Inc.
UAG Mentor Acquisition, LLC
UAG Michigan Cadillac, LLC
UAG Michigan Pontiac-GMC, LLC
UAG Michigan T1, LLC
UAG Michigan TMV, LLC
UAG Nanuet I, LLC
UAG Nanuet II, LLC
UAG Northeast, Inc.
UAG Northeast Body Shop, Inc.
UAG Oldsmobile of Indiana, LLC
UAG Paramount Motors, Inc.
UAG Phoenix VC, LLC
UAG Realty, LLC
UAG Southeast, Inc.
UAG Spring, LLC
UAG Tennessee, Inc.
UAG Texas II, Inc.
UAG Texas, Inc.
UAG Texas, Inc. on behalf of
         Shannon Automotive, Ltd.
UAG VK, LLC
UAG West, Inc.
UAG Young II, Inc.
UAG Young Automotive Group, LLC
UAG-Caribbean, Inc.
United Auto Dodge of Shreveport, Inc.
United Auto Enterprises, Inc.
United AutoCare Products, Inc.
United AutoCare, Inc.




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United Nissan, Inc. (NV)
United Nissan, Inc. (TN)
United Nissan, Inc. (GA)
United Auto Fourth Funding, Inc.
United Auto Fifth Funding, Inc.
UnitedAuto Finance, Inc.
United Ranch Automotive, LLC
VPH Motor Corporation
West Palm Auto Mall, Inc.
West Palm Infiniti, Inc.
West Palm Nissan, Inc.
Westbury Superstore, Ltd.
Young Automotive Holdings, LLC
Young Management Group, Inc.








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